SUBSCRIPTION AGREEMENT
Aquiline Co-Invest III GP Ltd.
c/o Aquiline Capital Partners LLC
535 Madison Avenue, 24th Floor
New York, NY 10022
Ladies and Gentlemen:
1.Subscription. The undersigned (the “Investor”) subscribes for and agrees to purchase limited partner interests or other comparable limited liability equity interests (“Interests”) in an investment program consisting of Aquiline Armour Co-Invest L.P. (the “Partnership”) and one or more Alternative Investment Vehicles (together with the Partnership, the “Fund” or the “Entities”) formed pursuant to Section 2.9 of the Amended and Restated Exempted Limited Partnership Agreement of the Partnership (as amended from time to time, the “Partnership Agreement”) with a Capital Commitment (as defined in the Partnership Agreement) in the amount set forth on the signature page below. The Investor acknowledges and agrees that this subscription (i) is irrevocable on the part of the Investor, (ii) is conditioned upon acceptance by or on behalf of Aquiline Co-Invest III GP Ltd. (the “General Partner”) on behalf of the Partnership, (iii) may be accepted or rejected in whole or in part by the General Partner in its sole discretion and (iv) will expire if not accepted by the General Partner on or prior to six months from the date hereof. The Investor agrees to adhere to and be bound by all the terms and provisions of the Partnership Agreement in the final form provided to the Investor and by all the terms and provisions of the operative documents of each Entity formed pursuant to the Partnership Agreement (such operative documents, together with the Partnership Agreement, the “Entity Agreements”). Capitalized terms not defined herein are used as defined in the Partnership Agreement.
2.    Representations and Warranties of the Investor. To induce the General Partner to accept this subscription, the Investor represents and warrants as follows:
(a)    (i)    The Investor has been furnished and has carefully read the form of the Partnership Agreement and Part II of Form ADV of Aquiline Holdings LLC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Interests, is able to bear the risks of an investment in the Interests and understands the risks of, and other considerations relating to, a purchase of Interests, including the matters set forth under “Certain Investment Risk Factors” in connection with the investment in Interests (the “Transaction”) attached hereto as Annex 3.
(ii)    The Investor has consulted to the extent deemed appropriate by the Investor with the Investor’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in the Partnership and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences and believes that an investment in the Partnership is suitable and appropriate for the Investor. The Investor is an informed and sophisticated participant in the Transaction, and has such knowledge and experience in financial and business matters and expertise in assessing investment risk, that it is capable of evaluating the merits and risks of the Transaction. The Investor further acknowledges that it has undertaken such investigation, and has been provided with and has evaluated such documents and information, as it has deemed appropriate in connection with the execution, delivery and performance of this Subscription Agreement. The Investor acknowledges that the Investor is relying exclusively on its own investigation and analysis in entering into this Subscription Agreement and the Transaction. With respect to any projection, forecast, return on investment or other future cash flow illustrations delivered by or on behalf of the Partnership, the General Partner or their respective Affiliates to the Investor, the Investor acknowledges that any projection, forecast, return on investment or other future cash flow illustration has been prepared for illustrative purposes only and actual results may vary from the anticipated results and such variations may be material, and the Investor has made its investment decision solely as a result of its, and its advisors, own diligence and analysis of such investment and not in reliance on such delivered materials. The Investor acknowledges that none of the Partnership, the General Partner nor any of their respective officers, directors, employees, Affiliates or advisors (i) makes any representation or warranty as to any oral or written materials prepared or presented by the General Partner or its advisors (collectively, the “Information”), nor represents or warrants the Information as being all-inclusive or to contain all information that may be desirable or required in order to properly evaluate a purchase of an Interest or the Transaction; (ii) will have any liability with respect to any use or reliance upon any of the Information; or (iii) acts or has acted as a fiduciary or financial adviser with respect to the Investor’s decision (x) to acquire the Interest and engage in the Transaction or (y) to exercise any rights or make any elections by the Investor under the Partnership Agreement.
(b)    The Interests to be acquired hereunder are being acquired by the Investor for the Investor’s own account for investment purposes only and not with a view to resale or distribution.
(c)    The Investor understands that the Interests have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), the securities laws of any state thereof or the securities laws of any other jurisdiction, nor is such registration contemplated. The Investor understands and agrees further that the Interests must be held indefinitely unless they are subsequently registered under the Securities Act and these laws or an exemption from registration under the Securities Act and these laws covering the sale of Interests is available. Even if such an exemption is available, the assignability and transferability of the Interests will be governed by the Entity Agreements, which impose substantial restrictions on transfer. The Investor understands that legends stating that the Interests have not been registered under the Securities Act and these laws and setting out or referring to the restrictions on the transferability and resale of the Interests will be placed on all documents evidencing the Interests. The Investor’s overall commitment to the Fund and other investments which are not readily marketable is not disproportionate to the Investor’s net worth and the Investor has no need for immediate liquidity in the Investor’s investment in Interests.
(d)    To the full satisfaction of the Investor, the Investor has been furnished any materials the Investor has requested relating to the Fund or the offering of Interests, and the Investor has been afforded the opportunity to ask questions of representatives of the Fund concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of any representations or information provided by the General Partner.
(e)    Other than as set forth in the Partnership Agreement and any separate agreement in writing with the Partnership or the General Partner executed in conjunction with the Investor’s subscription for Interests, the Investor is not relying upon any other information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising), representation or warranty by any Entity, the General Partner, any Affiliate of the foregoing or any agent of them, written or otherwise, in determining to invest in the Fund and the Investor understands that the materials provided to the Investor are not intended to convey tax or legal advice. The Investor has consulted to the extent deemed appropriate by the Investor with the Investor’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in Interests and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in Interests, and believes that an investment in the Interests is suitable and appropriate for the Investor.
(f)    (i)    The Investor has the power and authority to enter into this Subscription Agreement, the Partnership Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Interests, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and (ii) the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute and deliver this Subscription Agreement, the Partnership Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Interests. The Investor has provided the General Partner with a copy of any policy or regulation applicable to the Investor or the Investor’s service providers (including with respect to political contributions, third-party payments or the use of placement agents) to which the Manager, the General Partner and/or the Fund will be expected to comply in connection with the Investor’s investment in the Fund. Neither (A) the execution and delivery by the Investor of, and compliance by the Investor with, this Subscription Agreement, the Partnership Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Interests nor (B) except as disclosed to the General Partner in writing prior to the submission hereof, the payment of a fee to any placement agent, solicitor or finder in connection with the Investor’s subscription for Interests, violates or represents a breach of, or constitutes a default under, any instruments governing the Investor, any law, regulation, order or policy, or any agreement to which the Investor is a party or by which the Investor is bound, including any policy or regulation of the type referred to in the previous sentence. This Subscription Agreement has been duly executed by the Investor and constitutes, and the Partnership Agreement, when the Investor is admitted as a Limited Partner, will constitute, a valid and legally binding agreement of the Investor, enforceable against it in accordance with the terms thereof (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, by equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing).
(g)    If the Investor is, or is acting (directly or indirectly) on behalf of, a “Plan” (defined below) which is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to those provisions contained in such portions of ERISA or the Code (collectively, “Other Plan Laws”): (1) the decision to invest in the Partnership was made by a fiduciary (within the meaning of Section 3(21) of ERISA and the regulations thereunder, or as defined under applicable Other Plan Laws) (a “Fiduciary”) of the Plan which is unrelated to the General Partner or any of its employees, representatives or affiliates and which is duly authorized to make such an investment decision on behalf of the Plan (the “Plan Fiduciary”); (2) the Plan Fiduciary has taken into consideration its fiduciary duties under ERISA or any applicable Other Plan Law, including the diversification requirements of Section 404(a)(1)(C) of ERISA (if applicable), in authorizing the Plan’s investment in the Partnership, and has concluded that such investment is prudent; (3) the Plan’s subscription to invest in the Partnership and the purchase of Interests contemplated hereby is in accordance with the terms of the Plan’s governing instruments and complies with all applicable requirements of ERISA, the Code and all applicable Other Plan Laws and does not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (assuming for this purpose that the assets of the Partnership are not “plan assets” of any ERISA Partner subject to Title I of ERISA or Section 4975 of the Code) or a similar violation under any applicable Other Plan Laws; and (4) the Plan Fiduciary acknowledges and agrees that (i) neither the General Partner nor any of its employees, representatives or affiliates will be a fiduciary with respect to the Plan as a result of the Plan’s investment in the Partnership, pursuant to the provisions of ERISA (assuming for this purpose that the assets of the Partnership are not “plan assets” of any ERISA Partner subject to Title I of ERISA or Section 4975 of the Code) or any applicable Other Plan Laws, or otherwise, and (ii) the Plan Fiduciary has not relied on, and is not relying on, the investment advice of any such person with respect to the Plan’s investment in the Partnership. “Plan” includes (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA, (ii) a plan or other arrangement that is described in Section 4975 of the Code, whether or not such plan or other arrangement is subject to Section 4975 of the Code, (iii) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder and (iv) an entity which is deemed to hold the assets of any of the foregoing types of plans or arrangements, pursuant to ERISA or otherwise. If the Investor is (directly or indirectly) investing the assets of a Plan which is not subject to Title I of ERISA or Section 4975 of the Code but is subject to any other federal, state, local, non-U.S. or other laws or regulations that could cause the underlying assets of any Entity to be treated as assets of the Plan by virtue of its investment in such Entity and thereby subject such Entity and the General Partner (or other persons responsible for the investment and operation of such Entity’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code (“Similar Law”), such Entity’s assets will not constitute the assets of such Plan under the provisions of any applicable Similar Law.
(h)    Each Investor (directly or indirectly) investing the assets of a Plan subject to Title I of ERISA, Section 4975 of the Code or any Similar Law (including where applicable, for purposes of this paragraph 2(h) as such term may apply mutatis mutandis to an Intermediate Entity) hereby acknowledges and agrees that, in the event the Fund forms an entity (an “Intermediate Entity”) through which Limited Partners may participate in the Partnership or an Alternative Investment Vehicle, by making a capital contribution or loan to the Intermediate Entity such Investor shall be deemed to (i) direct the general partner (or similar managing entity) of such Intermediate Entity to invest the amount of such capital contribution or the proceeds of such loan (directly or indirectly through one or more Intermediate Entities) in the Partnership or Alternative Investment Vehicle, as the case may be, and acknowledge that during any period when the underlying assets of the Intermediate Entity are deemed to constitute “plan assets” for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law, the general partner (or similar managing entity) of such Intermediate Entity will act as a custodian with respect to the assets of such Limited Partner, but is not intended to be a fiduciary with respect to the assets of such Limited Partner for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law and (ii) represent that such capital contribution and loan, as the case may be„ and the transactions contemplated by such direction, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or a violation of any applicable Similar Law.
(i)    The Investor was offered the Interests through private negotiations, not through any general solicitation or general advertising, and in the State listed in the Investor’s permanent address set forth in the Investor Questionnaire attached hereto (the “Investor Questionnaire”) and intends that the securities laws of that state govern the Investor’s subscription.
(j)    The Investor understands that no Entity will be registered as an investment company under the Investment Company Act of 1940, as amended.

(k)    (i) Neither the Investor, nor any of its Affiliates or beneficial owners, (A) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), nor are they otherwise a party with which any Entity is prohibited to deal under the laws of the United States, or (B) is a Person identified as a terrorist organization on any other relevant lists maintained by governmental authorities. The Investor further represents that the monies used to fund the investment in the Interests are not derived from, invested for the benefit of or related in any way to, the governments of, or persons within, any country (1) under a U.S. embargo enforced by OFAC, (2) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (3) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.” The Investor further represents and warrants that the Investor: (I) has conducted thorough due diligence with respect to all of its beneficial owners, (II) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (III) will retain evidence of any such identities, any such source of funds and any such due diligence. Pursuant to anti-money laundering laws and regulations, the General Partner may be required to collect documentation verifying the Investor’s identity and the source of funds used to acquire an Interest before, and from time to time after, acceptance by the General Partner of this Subscription Agreement. The Investor further represents that the Investor does not know or have any reason to suspect that (x) the monies used to fund the Investor’s investment in the Interests have been or will be derived from or related to any illegal activities, including, without limitation, money laundering activities, and (y) the proceeds from the Investor’s investment in the Interests will be used to finance any illegal activities. Neither the Investor, nor any of its Affiliates, nor any person having a direct or indirect beneficial interest in the Interests being acquired is (A) a senior foreign political figure (“SFPF”),1 (B) an immediate family member2 of a SFPF or (C) a close associate3 of a SFPF. Neither the Investor, nor any of its Affiliates, nor any person having a direct or indirect beneficial interest in the Interests being acquired is (A) a politically exposed person (a “PEP”),4 (B) an immediate family member5 of a PEP or (C) a close associate6 of a PEP. The Investor further represents and warrants that to the extent a beneficial owner is a bank, including a branch, agency or office of a bank, that is not physically located in the United States, that the Investor has taken and will take reasonable measures to establish that the bank has a physical presence or is an affiliate of a regulated entity. The Investor has determined that the funds being invested by the Investor in the Partnership do not come from corruption.
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1 A “senior foreign political figure” means a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party or a current or former senior executive of a non-U.S. government-owned commercial enterprise. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. For purposes of this definition, a “senior official” or “senior executive” means an individual with substantial authority over policy, operations, or the use of government-owned resources.
2 An “immediate family member” of a SFPF means spouses, parents, siblings, children and a spouse’s parents and siblings.
3 A “close associate” of a SFPF means a person who is widely and publicly known (or is actually known) to be a close associate of a SFPF.
4 A “politically exposed person” means a current or former senior official in the executive, legislative, administrative, military or judicial branches of a government (whether elected or not), a senior official of a major political party or a senior executive of a government-owned corporation. In addition, a “politically exposed person” includes any corporation, business or other entity that has been formed by, or for the benefit of, a political figure.
5 An “immediate family member” of a PEP typically includes the figure’s parents, siblings, spouse, children and in-laws.
6 A “close associate” of a PEP means a person who is widely and publicly known to maintain an unusually close relationship with a PEP, and includes a person who is in a position to conduct substantial financial transactions on behalf of a PEP.

(ii)    The Investor will provide to the General Partner at any time during the term of the Partnership and any other Entity such information as the General Partner determines, in its sole discretion, to be necessary or appropriate (A) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (B) to respond to requests for information concerning the identity of Limited Partners from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.
(iii)    To comply with applicable Cayman Islands and U.S. anti-money laundering laws and regulations, all payments and contributions by the Investor to the Partnership and all payments and distributions to the Investor from any Entity will only be made in the Investor’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or of a bank that is registered in the Cayman Islands or that is regulated in and either based or incorporated in or formed under the laws of the United States or another “Approved Country” and that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time. For purposes of this Subscription Agreement, an “Approved Country” means a country that under the Cayman Islands Money Laundering Regulations (as amended), issued pursuant to the Proceeds of Crime Law (2014 Revision), as such regulations may be amended from time to time, is recognized as having anti-money laundering legislation equivalent to that of the Cayman Islands. The current list of Approved Countries is attached hereto as Annex 4, such list being subject to amendment by the relevant Cayman Islands authorities from time to time.
(iv)    If the Investor or beneficial owner of the investment in the Interests is a non-U.S. banking institution (a “Non-U.S. Bank”), the Investor represents and warrants to the Fund that it is not a prohibited “shell bank” as defined by the USA PATRIOT Act Regulations.
(v)    In the event that the Investor is a non-U.S. Bank or if the Investor receives deposits from, makes payments on behalf of, or handles other financial transactions related to a non-U.S. Bank, the Investor represents and warrants to the Fund that: (A) the non-U.S. Bank has a fixed address, other than an electronic address or a post-office box, in a country in which the non-U.S. Bank is authorized to conduct banking activities;, (B) the non-U.S. Bank employs one or more individuals on a full-time basis; (C) the non-U.S. Bank maintains operating records related to its banking activities; (D) the non-U.S. Bank is subject to inspection by the banking authority that licensed the non-U.S. Bank to conduct banking activities; and (E) the non-U.S. Bank does not provide banking services to any other non-U.S. Bank that does not have a physical presence in any country and that is not a regulated affiliate.
(vi)    The representations and warranties set forth in this Section 2(k) shall be deemed repeated and reaffirmed by the Investor to the General Partner as of each date that the Investor is required to make a capital contribution to, or receives a distribution from, any Entity. If at any time during the term of the Partnership and any other Entity, the representations and warranties set forth in this Section 2(k) cease to be true, the Investor shall promptly so notify the General Partner in writing.

(vii)    The Investor understands and agrees that the General Partner may not accept any amounts from a prospective Limited Partner if such prospective Limited Partner cannot make the representations set forth in this Section 2(k). If an existing Limited Partner cannot make these representations or if, following the Investor’s investment in the Partnership, the General Partner reasonably believes that the Investor’s investment in the Partnership (or any Entity) contravenes any applicable anti-money laundering laws, rules and regulations or if otherwise required by law, the Partnership may be obligated to “freeze the account” of the Investor, either by (i) prohibiting additional capital contributions, (ii) restricting any distributions, (iii) declining any requests to transfer the Investor’s Interest and/or (iv) segregating the assets in the Investor’s account in compliance with governmental regulations. In addition, in any such event, the Investor (A) may forfeit its Interests, (B) may be forced to withdraw from the Partnership pursuant to Section 8.6 of the Partnership Agreement (or the equivalent section of any other Entity Agreement) or otherwise be subject to the remedies required by law, (C) to the fullest extent permitted by law, shall have no claim against any Indemnified Party (as such term is defined in the Partnership Agreement) for any form of damages as a result of any of the actions described in this paragraph and (D) shall promptly pay or reimburse the Partnership and the General Partner for any and all expenses and costs incurred by the Partnership or the General Partner in connection with any such actions (which such payment shall not be deemed a Capital Contribution). The General Partner may also be required to report such action and to disclose the Investor’s identity to governmental authorities, self-regulatory organizations and financial institutions.
(l)    The Investor will not transfer or deliver any interest in the Interests except in accordance with the restrictions set forth in the Entity Agreements.
3.    Tax Information.
(a)    For the purpose of this Agreement “AEOI” means one or more of the following, as the context requires:
(i)    sections 1471 to 1474 of the US Internal Revenue Code of 1986 and any associated legislation, regulations or guidance, commonly referred to as the US Foreign Account Tax Compliance Act, the Common Reporting Standard (“CRS”) issued by the Organisation for Economic Cooperation and Development OECD, or similar legislation, regulations or guidance enacted in any other jurisdiction which seeks to implement equivalent tax reporting and/or withholding tax regimes;
(ii)    any intergovernmental agreement, treaty or any other arrangement between the Cayman Islands and any of the US, the UK or any other jurisdiction (including between any government bodies in each relevant jurisdiction), entered into to facilitate, implement, comply with or supplement the legislation, regulations or guidance described in paragraph (1); and
(iii)    any legislation, regulations or guidance implemented in the Cayman Islands to give effect to the matters outlined in the preceding paragraphs.
(b)    Each Investor agrees to provide to the Partnership or its agents, upon request, any documentation or other information regarding the Investor and its beneficial owners that the Partnership or its agents may require from time to time in connection with the Partnership’s obligations under, and compliance with, applicable laws and regulations including, but not limited to AEOI. By executing this Agreement, the Investor waives any provision under the laws and regulations of any jurisdiction that would, in the absence of such waiver, prevent or inhibit the Partnership’s compliance with applicable law as described in this paragraph including, but not limited to preventing (i) the Investor from providing any requested information or documentation, or (ii) the disclosure by the Partnership or its agents of the provided information or documentation to applicable governmental or regulatory authorities. Each Investor further acknowledges that the Partnership may take such action as each of them considers necessary in relation to such Investor’s holding and/or distribution proceeds to ensure that any withholding tax payable by the Partnership, and any related costs, interest, penalties and other losses and liabilities suffered by the Partnership or any other investor, or any agent, delegate, employee, director, officer or affiliate of any of the foregoing persons, arising from such Investor’s failure to provide any requested documentation or other information to the Partnership, is economically borne by such Investor.
(c)    The Investor covenants that it (i) will provide any form, certification or other information reasonably requested by and acceptable to the Partnership that is necessary for the Partnership (A) to prevent withholding or qualify for a reduced rate of withholding or backup withholding in any jurisdiction from or through which the Partnership receives payments, (B) to satisfy reporting or other obligations under the Code, the Treasury Regulations, any agreement with the U.S. Treasury Department or any other government division or department, or any applicable intergovernmental agreement or implementing legislation, or (C) to make payments (including of redemption proceeds) to the Investor free of withholding or deduction, (ii) will update or replace such form, certification or other information in accordance with its terms or subsequent amendments or as requested by the Partnership, and (iii) will otherwise comply with any reporting obligations imposed by the United States or any other jurisdiction, including reporting obligations that may be imposed by future legislation. The Investor hereby consents to the disclosure by the Partnership of the foregoing information to any governmental authority or to any person or entity from which the Partnership receives payments.
(d)    The Investor acknowledges and agrees that if, and to the extent that, the Partnership is required to make any payment, withholding or deduction (such payment, withholding or deduction being referred to herein as a “Deduction”) or any payment to the Partnership is subject to a Deduction as a consequence of the Investor (the “Non-Compliant Investor”) failing to comply in a timely manner with the requirement in the preceding Section 3(a), the Partnership shall be entitled to, at the discretion of the General Partner, charge the Non-Compliant Investor for such Deduction or cause such Non-Compliant Investor to withdraw from the Partnership so as to ensure that no other Partner in the Partnership shall suffer any reduction in the value of their Interest as a consequence of such Deduction. In addition, the Investor acknowledges and agrees that the Partnership shall at any time and from time to time be entitled to determine that the Partnership shall not make payment of all or a portion of the distribution proceeds (or any other payment) payable in respect thereof to a Non-Compliant Investor if the Partnership is required (i) under the laws of the United States, (ii) as a consequence of any agreement between the Partnership and the U.S. Treasury Department or similar government division or department or (iii) under an applicable intergovernmental agreement or implementing legislation to withhold any payments as a consequence of the Non-Compliant Investor failing to comply in a timely manner with the requirement in the preceding Section 11.5(a).
(e)    The Investor agrees (i) to provide the Partnership with any information reasonably requested in writing by the Partnership about the Investor and its direct or indirect investors solely in order (a) to determine whether the Partnership’s voting power in Armour Group Holdings

Limited, a limited liability company incorporated in Bermuda (the “Portfolio Company”) is to be adjusted as required by the Limited Liability Company Agreement of the Portfolio Company, and (b) to determine whether any insurance subsidiaries of the Portfolio Company meet the exceptions to the related person insurance income rules under Section 953(c)(3) of the Code, and (ii) to exercise due care and conduct a reasonable investigation with respect to any such information provided to the Partnership. In addition, the Investor agrees to give notice to the Partnership within ten (10) days following the date that the Investor acquires actual knowledge that it, or any of its direct or indirect holders, is the direct or indirect holder of interests in the Portfolio Company (directly, indirectly or constructively (including through the Partnership) as determined pursuant to Sections 957 and 958 of the Code and the Treasury Regulations promulgated thereunder) greater than or equal to 9.5% or more of the voting power of all issued and outstanding interests in the Portfolio Company (without giving effect to the voting power adjustments in the Limited Liability Company Agreement of the Portfolio Company).
4.    Further Advice and Assurances. All information which the Investor has provided to the Fund, including the information in the Investor Questionnaire, is true, correct and complete as of the date hereof, and the Investor agrees to notify the General Partner immediately if any representation or warranty contained in this Subscription Agreement or any of the information in the Investor Questionnaire, becomes untrue at any time. The Investor agrees to provide such information and execute and deliver such documents with respect to itself and its direct and indirect beneficial owners as the Fund or the General Partner may from time to time reasonably request to verify the accuracy of the Investor’s representations and warranties herein, to establish the identity of the Investor and the direct and indirect participants in its investment in Interests, to the extent applicable, to effect the transfer and admission referred to in the second sentence of paragraph 5 below and/or to comply with any law, rule or regulation to which any Entity, the General Partner and/or the Investment Advisor may be subject, including, without limitation, compliance with anti-money laundering laws and regulations or for any other reasonable purpose. Without limiting the generality of the foregoing, the Investor shall use its commercially reasonable efforts to take all actions, including executing and delivering any additional instruments, agreements or documents, that are determined to be necessary, reasonably requested, advisable or desired to make each required regulatory filing and seek any regulatory approval required in connection with the transactions contemplated hereby and in the Partnership Agreement and the transactions to be entered into by Armour, as promptly as possible following the request of the General Partner.
5.    Power of Attorney. The Investor by executing this Subscription Agreement hereby appoints the General Partner, with full power of substitution, as the Investor’s true and lawful representative and attorney-in-fact, and agent of the Investor, to execute, acknowledge, verify, swear to, deliver, record and file, in the Investor’s name, place and stead, (a) the Partnership Agreement, any amendments to the Partnership Agreement (approved in accordance therewith), or any other agreement or instrument which the General Partner deems appropriate solely to admit the Investor as a Limited Partner of the Partnership, (b) all agreements and instruments necessary or advisable to consummate any Investment using an Alternative Investment Vehicle pursuant to the Partnership Agreement, including the execution of the organizational documents with respect to such Alternative Investment Vehicle (and amendments thereto consistent with the Partnership Agreement) and (c) any other agreement or instrument that the General Partner deems appropriate to admit the Investor to such Alternative Investment Vehicle or any vehicle investing through such Alternative Investment Vehicle. In the case of an Investor that is (a) a natural person, (b) a trust any portion of which is treated (under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code) as owned by a natural person (e.g., a grantor trust), (c) an entity disregarded for U.S. federal income tax purposes and owned (or treated as owned) by a natural person or a trust described in clause (b) of this sentence (e.g., a limited liability company with a single member), (d) an organization described in Sections 401(a), Section 501(c)(17) or Section 509(a) of the Code or (e) a trust permanently set aside or to be used for a charitable purpose, such Investor further appoints the General Partner, with full power of substitution, as the Investor’s true and lawful representative and attorney-in-fact, and agent of the Investor, to execute, acknowledge, verify, swear to, deliver, record and file, in the Investor’s name, place and stead, any agreements necessary to effect (i) the transfer of such Investor’s Interest in any Entity to an entity formed to serve as a “Feeder Fund” for purposes of the applicable Entity Agreement and (ii) the admission of such Investor as a limited partner (or similar participant) in such Feeder Fund on terms substantially identical in all material respects to those of the applicable Entity, to the maximum extent applicable and with an indirect economic interest in such Entity identical in all material respects to such Investor’s direct economic interest in such Entity, to the maximum extent applicable, immediately prior to the transfer contemplated by clause (i) of this sentence. To the fullest extent permitted by law, this power of attorney is intended to secure an interest in property and the obligations of the Investor hereunder, is irrevocable and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the Investor. This power of attorney shall not revoke any prior powers of attorney executed by the Investor (including any powers of attorney contained in any documents executed pursuant to a power of attorney) and will terminate upon the complete withdrawal of an assigning Partner from participation in the Entities. The Investor acknowledges and agrees that under the terms of the Partnership Agreement each Limited Partner grants a further power of attorney to the General Partner as provided for therein.
6.    Indemnity. The Investor understands that the information provided herein (including the Investor Questionnaire) will be relied upon by each Entity and the General Partner for the purpose of determining the eligibility of the Investor to purchase Interests in the Entities. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase Interests in the Entities. To the fullest extent permitted under applicable law, unless otherwise agreed to in writing by the General Partner (on its own behalf and/or on behalf of the Partnership) the Investor agrees to indemnify and hold harmless the Partnership, each Partner thereof, each other Entity and each partner or member thereof (collectively, the “Indemnified Parties”), from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Questionnaire) or in any other document provided by the Investor to the Fund or the General Partner or in any agreement (other than the Entity Agreements) executed by the Investor with any Entity or the General Partner in connection with the Investor’s investment in Interests. The Investor intends that all Indemnified Parties be entitled to be indemnified under the Subscription Agreement and have the right to enforce such indemnification as if they are parties hereto. Except with respect to Indemnified Parties under this Section 6, a person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Law, 2014 (as amended) to enforce any term of this Agreement. Notwithstanding any other provision of this Agreement, including the foregoing, the consent of or notice to any person who is not a party to this Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Agreement at any time. Notwithstanding any provision of this Subscription Agreement (including the Investor Questionnaire), the Investor does not waive any rights granted to it under the Entity Agreements or applicable securities laws.
7.    Certain Definitions. For purposes hereof, “United States” and “U.S. Person” shall have the meanings set forth in Regulation S of the Securities Act and Section 7701(a)(30) of the Code.
8.    Investors Domiciled or Having a Registered Office in the European Economic Area. If the Investor is domiciled or has a registered office in the European Economic Area, for purposes of the Alternative Investment Fund Managers Directive (“AIFMD”), the Investor:

(a)    acknowledges and agrees that a term of its participation in the Partnership is that in certain circumstances it may own interests in an Alternative Investment Vehicle. The Investor agrees, acknowledges and represents that such ownership, and any instructions or notifications sent to the Investor in connection with such ownership shall not constitute marketing of an alternative investment fund (“AIF”) for the purposes of AIFMD on the basis that, inter alia, they do not raise capital separately to the Partnership. Notwithstanding the foregoing, the Investor also agrees, acknowledges and represents that any instructions sent to the Investor in respect of Alternative Investment Vehicles shall not constitute marketing of any such Alternative Investment Vehicles for the purposes of AIFMD;
(b)    hereby requests, in the case that the Investor is required to own interests in an Alternative Investment Vehicle that any instructions, notifications or other documents in relation to the acquisition of such interests or investment be sent to it (including, for the avoidance of doubt, in the case that any such actions, notwithstanding the foregoing clause (a), are treated as the marketing of an AIF); and
(c)    agrees, represents, warrants and confirms that the Investor shall not take a position contrary to any of the above statements and acknowledgements in any court of law or in connection with any legal or regulatory process arising in respect of the Partnership.
9.    Miscellaneous. This Subscription Agreement is not assignable by the Investor without the prior written consent of the General Partner. The representations and warranties made by the Investor in this Subscription Agreement (including the Investor Questionnaire) shall survive the closing of the transactions contemplated hereby and any investigation made by any Entity or the General Partner. The Investor Questionnaire, including without limitation the representations and warranties contained therein, is an integral part of this Subscription Agreement and shall be deemed incorporated by reference herein. This Subscription Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument. Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that this Subscription Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands and the parties hereto submit to the non-exclusive jurisdiction of the Cayman Islands court.
10.    Distributions. Distributions to the Investor in respect of its Interests shall be made to the account(s) specified in Section A of the Investor Questionnaire or as otherwise specified in writing by the Investor to the General Partner.
10.    REDACTED
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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as a deed on the date set forth below.
Date: November 24, 2017        Amount of Capital Commitment
$40,339,933.99
EXECUTED AS A DEED BY
PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER INVESTOR:
Validus Reinsurance, Ltd.
(Print Name of Entity)
By: /s/ Robert D. Marcotte
(Signature)
Robert D. Marcotte, EVP & Chief Financial Officer
(Print Name and Title)
/s/ Lorraine Dean
(Witnessed By)

ACCEPTANCE OF SUBSCRIPTION
(to be filled out only by the General Partner)
The General Partner hereby accepts the above application for• subscription for Interests.

AQUILINE CO-INVEST III GP LTD	Amount of Capital Commitment
Accepted:
By: /s/ Geoffrey O. Kalish	$ 26,890,100.00
Name: Geoffrey O. Kalish
Title: Authorized Person

/s/ Catherine Yeadon
    (Witnessed By)
Date:    December 22, 2017

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